Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-38827) of Catellus Development Corporation of our report dated May 19, 1994 appearing in Exhibit 1 to this Annual Report of the Catellus Development Corporation Profit Sharing & Savings Plan and Trust on Form 11-K.



Price Waterhouse
Price Waterhouse
San Francisco, California
June 28, 1994